                                                                   EXHIBIT 10.15

                                 AMENDMENT NO. 1
                                     TO THE
                           RENAISSANCERE HOLDINGS LTD.
                        2004 STOCK OPTION INCENTIVE PLAN

         This Amendment No. 1 (the "Amendment") to the RenaissanceRe Holdings
Ltd. 2004 Stock Option Incentive Plan (the "Plan") is made effective as of this
22nd day of November, 2004.

         Pursuant to resolutions of the Compensation and Corporate Governance
Committee of the Board of Directors of RenaissanceRe Holdings Ltd. (the
"Committee") adopted on November 17th, 2004, the Plan is hereby amended as follows:

         1. By deleting the text of Section 11 in its entirety and replacing it with the following:

                  The Board may at any time terminate the Plan. Subject to
         Section 9, with the express written consent of an individual
         Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Options if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part;
         provided, however, that without further shareholder approval neither the Board nor the Committee shall make any amendment to the Plan which would (i) require shareholder approval under NYSE listing standards or any applicable laws, or (ii) subject to Section 9, increase the number of shares of Stock available for issuance (as provided in Section 5)
         under the Plan.

         Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect..

                                      * * *

               IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 22 day of November, 2004, on behalf of the Committee.

                                RENAISSANCERE HOLDINGS LTD.

                                By:    /s/  Stephen Weinstein
                                      ----------------------------------------
                                Name:  Stephen Weinstein
                                Title: General Counsel and Corporate Secretary